UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2005

Pinnacle Foods Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-118390	943303521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Executive Campus, Suite 100, Cherry Hill, New Jersey		08002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(856) 969-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pinnacle Foods Group Inc. announced the appointment of Mr. Bill Darkoch to the newly created position of Executive Vice President-Supply Chain.

Prior to joining Pinnacle, Mr. Darkoch was employed with Novartis Consumer Heath, Inc. from September 2004 to August 2005 where he was the Senior Vice President & Global Head of Product Supply, Manufacturing & Logistics – OTC. Prior to that, Mr. Darkoch was employed at Reckitt Benckiser, Inc. for twenty years in various roles, the last of which was Senior Vice President-The Americas, Product Supply where he was responsible for total product supply chain management.

Mr. Darkoch's initial responsibilities will include focusing on Pinnacle’s Warehousing and Logistics functions. Beginning January 1, 2006, Mr. Darkoch will take on the additional responsibility of overseeing Purchasing, Manufacturing and Enterprise Planning. Mr. Darkoch will report to Mr. C. Dean Metropoulos, Chairman and Chief Executive Officer

Upon the assumption by Mr. Darkoch of the additional duties noted on January 1, 2006, Mr. Evan Metropoulos, Executive Vice President-Operations, will assume new responsibilities devoted to improving the Company’s business practices. These responsibilities will cross all functional areas and will report directly to Mr. C. Dean Metropoulos.

Mr. Darkoch does not have any relationship or related transactions with Pinnacle that would require disclosure pursuant to Item 401(d) or Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

August 11, 2005	By:	C. Dean Metropoulos

Name: C. Dean Metropoulos
Title: Chairman and Chief Executive Officer